Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of this 21st day of September, 2011, by and between 111 EAST WACKER, LLC, a Delaware limited liability company (“Seller”) and HUB PROPERTIES TRUST, a Maryland real estate investment trust (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement (the “Agreement”) dated as of August 19, 2011 for the sale and purchase of the office building located at 111 East Wacker Drive, Chicago, Illinois 60601, and more particularly described in the Agreement (the “Property”);

WHEREAS, Seller and Buyer desire to amend certain terms and provisions of the Agreement as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Notwithstanding anything to the contrary in the Agreement, the Inspection Period is hereby extended until 5:00 p.m., central time, on September 22, 2011.

2.
The Agreement is hereby ratified and all the terms and conditions of the Agreement remain in full force and effect as therein written, except as amended or modified hereby.  In the event of any conflict between the terms of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern and control.

3.	All defined terms used but which are not otherwise defined herein shall have the meaning given such terms in the Agreement.

4.
This Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or e-mail, and the signature page of either party to any counterpart may be appended to any other counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month and year first above written.

SELLER:

111 EAST WACKER, LLC,
a Delaware limited liability company

By:	Parkway Chicago, LLC, a Delaware limited liability company, its sole member

By:	/s/ Brad Antici
Name:	Brad Antici
Title:	Vice President

By:	/s/ James M. Ingram
Name:	James M. Ingram
Title:	CIO and Executive Vice President

PURCHASER:

HUB PROPERTIES TRUST
a Maryland real estate investment trust

By:           /s/ Adam Portnoy
Name:  Adam Portnoy
Title:

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